UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: November 15, 2006

Melo Biotechnology Holdings Inc.

 (Exact name of registrant as specified in its charter)

Canada	03-30801	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Room A, 1/F, 2 Sheung Hei Street, San Po Kong, Kowloon, Hong Kong
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  852-9830-1263

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01

Other Events

In October 2006, Melo Biotechnology Holdings Inc. (the “Company”), a Canadian corporation formerly known as MIAD Systems Ltd., formed a wholly-owned subsidiary, Melo Biotechnology Limited (“Melo Limited”), a British Virgin Islands corporation, to engage in the sales of health products throughout Hong Kong and China (the “Territory”).  Through Melo Limited, the Company engages in the sale of dietary nutritional supplements in the Territory.

Melo Limited purchases nutritional supplements from manufacturers and distributors, particularly from American Nature’s Value, Inc., a United States based distributor of nutritional products.  Melo Limited then sells the products to individual sales agents in the Territory who market the products to vendors.  Melo Limited currently offers a line of over 15 nutritional supplements. Among the products that Melo currently offers for sale are: 1) Melo Calcium Tablets; 2) Melo Vitamin B Tablets; 3) Melo Vitamin C Tablets; 4) Melo Protein Powder; 5) Melo Garlic Capsules; and 6) Melo Amino Acid-Calcium Capsules.  In addition to the nutritional supplements that it offers for sale, Melo Limited also carries and distributes Chinese healthcare products and Chinese herbal supplements.  Melo Limited does not manufacture any of these products.

Melo Limited has established an office in Hong Kong and currently operates with twenty (20) employees.  Melo Limited utilizes sales agents throughout the Territory in an effort to sell and distribute its products. The sales agents are directly responsible for the promotion and sales of Melo Limited’s line of health products to vendors throughout the Territory.

As noted above, Melo Limited is a 100% owned subsidiary of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Melo Biotechnology Holdings Inc.

By: /S/ Fung Ming

Fung Ming, Director

November 15, 2006